UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant To Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 5, 2006

AKSYS, LTD.
(Exact name of registrant as specified in its charter)

000-28290
(Commission File Number)

Delaware	36-3890205
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

Two Marriott Drive
Lincolnshire, Illinois  60069
(Address of principal executive offices, with zip code)

(847) 229-2020
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address,
if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐ Written communications pursuant to Rule 425 under the Securities Act

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 1.02. Termination of a Material Definiive Agreement.

On July 5, 2006, Aksys, Ltd. (the “Company”) received a letter from Delphi Medical Systems Colorado Corporation (“Delphi”) which alleges that the contract manufacturing agreement between the parties terminated on May 14, 2006 due to the Company’s nonpayment of amounts which Delphi alleges it is owed under the contract. The contract manufacturing agreement was entered by the Company and a predecessor in interest to Delphi on February 28, 2003 (the “Contract Manufacturing Agreement”) and covers the manufacture of the Company’s product, the personal hemodialysis system (the “PHD System”), as well as the sale of spare parts related to the PHD System.

In the July 5, 2006 letter, Delphi threatens litigation against the Company to collect approximately $2.4 million in accounts receivable which Delphi alleges it is owed from the Company and an additional $3.1 million which Delphi alleges the Company owes for inventory in Delphi’s possession. The Company believes that these amounts are subject to reduction by a $1.4 million cash deposit which the Company made with Delphi and additional credits. Furthermore, the Company believes that there are meritorious defenses to Delphi’s claims and intends to pursue these defenses should Delphi proceed with litigation.

The Company believes that it has a sufficient inventory of new machines and spare parts on hand to continue operations for several months without any further shipments from Delphi. However, the Company may experience increased costs, disruptions in operations and a loss of revenue if it is unable to resolve this dispute on a timely basis or alternatively if it is unable to either resume purchases of spare parts from Delphi or establish new sourcing relationships for spare parts on acceptable terms prior to resolution of the dispute.

The Company issued a press release on July 11, 2006 regarding the letter received from Dephi. The full text of the press release is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Item 3.01. Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On July 6, 2006, the Company received a letter from the Nasdaq Stock Market determining that the Company’s securities are subject to delisting based upon the Company’s failure to comply with Nasdaq Marketplace Rule 4310(c)(2)(B)(ii), which requires that the Company maintain a market value of listed securities of at least $35 million. The notice from Nasdaq follows the Company’s announcement on June 5, 2006 that the Company had been provided a 30-day period through June 30, 2006, to regain compliance with this listing standard in accordance with Marketplace Rule 4310(c)(8)(C).

The Company will request a hearing before a Nasdaq listing qualifications panel to review the delisting determination and to request the continued listing of the Company’s securities on the Nasdaq Capital Market pending the Company’s compliance with Nasdaq’s listing standards. The Company’s request for a hearing is expected to stay the delisting of the Company’s securities pending a final decision by the Nasdaq listing qualifications panel. The Company is pursuing strategies aimed at compliance with the Nasdaq listing requirements. There can be no assurance that the panel will grant the Company’s request for continued listing on the Nasdaq Capital Market.

The Company issued a press release on July 11, 2006 regarding the letter received from Nasdaq. The full text of the press release is attached hereto as Exhibit 99.2 and incorporated herein by reference.

Forward Looking Statements

This Current Report on Form 8-K contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, and the Company intends that such forward-looking statements be subject to the safe harbors created thereby. The words “believes”, “expects”, estimates”, anticipates”, “will be” and similar words or expressions identify forward-looking statements made by the Company or on the Company’s behalf. These forward-

looking statements include, without limitation, statements relating to the merit of the Company’s defenses against Delphi’s claims, statements relating to the sufficiency of the Company’s current inventory of parts and machines, statements relating to the amount of funds required to finance the Company’s future operations, statements relating to the stay of the delisting of the Company’s securities pending a final decision by the Nasdaq listing qualifications panel and other statements relating to the expected outcome of the Company’s dispute with Delphi. These forward-looking statements reflect the Company’s views as of the date they were made with respect to future events and financial performance, but are subject to many uncertainties and factors that may cause the Company’s actual results to be materially different from any future results expressed or implied by such forward-looking statements. Any of these risks could make it difficult for the Company to produce the PHD System on satisfactory commercial terms, if at all, and could adversely affect the price of the Company’s common stock and the Company’s business, financial condition and results of operations. The Company believes factors that could cause such a difference include, but are not limited to, the following: (i) the Company’s ability to successfully pursue defenses to Delphi’s claims; (ii) uncertainties concerning the Company’s ability to resolve the dispute with Delphi on a timely basis; (iii) the Company’s ability to resume purchases of spare parts from Delphi or establish new sourcing relationships for spare parts on acceptable terms and a timely basis or at all; (iv) the Company’s ability to obtain additional capital on acceptable terms and in a sufficient amount to run the Company’s business; (v) uncertainties regarding the Company’s ability to maintain listing on the Nasdaq Capital Market; (vi) uncertainty about the acceptance of the PHD System by both potential users and purchasers, including without limitation, patients, clinics and other health care providers; (vii) risks related to uncertain unit pricing and product cost, which may not be at levels that permit the Company to be profitable; (viii) risks related to quality control issues and consistency of service applicable to the PHD System; (ix) market, regulatory reimbursement and competitive conditions; (x) risks related to the failure to meet additional development and manufacturing milestones for the current or next-generation PHD System on a timely basis, including, without limitation, manufacturing and servicing cost reduction efforts; (xi) risks inherent in relying on third parties to manufacture the current PHD System or develop the next-generation PHD System; (xii) changes in quality system regulations and the Company’s ability to market and contract for the manufacture of the PHD System in accordance with regulations imposed by the Food and Drug Administration and other similar regulatory authorities; (xiii) risks and uncertainties with respect to our development agreement with DEKA relating to our next-generation PHD System; (xiv) risks related to the Company’s relationship with Durus Life Sciences Master Fund Ltd. and its affiliates; (xv) risk related to the Company’s new PHD System operating districts strategy and focused resource allocation; and (xvi) other factors detailed in the Company’s Form 10-K for the year ended December 31, 2005, Form 10-Q for the quarter ended March 31, 2006 and subsequent Form 8-K filings. The forward—looking statements made in this report speak only as of the date that they are made. The Company does not undertake to publicly update or revise any forward-looking statements in order to reflect events or circumstances that may arise after the date hereof.

Item 9.01. Financial Statements and Exhibits.

(d)            Exhibits.

Exhibit No.	Description
99.1	Press release issued by Aksys, Ltd. on July 11, 2006 regarding letter received from Delphi Medical Systems Colorado Corporation
99.2	Press release issued by Aksys, Ltd. on July 11, 2006 regarding letter received from Nasdaq

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 11, 2006

AKSYS, LTD.

/s/ Laurence P. Birch
By: Laurence P. Birch
Its: Chief Financial Officer